Exhibit 4.10

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE, dated as of November 1, 2021 (this “Second Supplemental Indenture”), by and among VEREIT Operating Partnership, L.P., a Delaware limited partnership (f/k/a ARC Properties Operating Partnership, L.P.) (the “Issuer”), Rams MD Subsidiary I, Inc., a Maryland corporation (the “Successor Parent”), VEREIT, Inc., a Maryland corporation (the “Parent”), and U.S. Bank National Association, as trustee (the “Trustee”).

WITNESSETH:

WHEREAS, the Issuer, the Parent, the other Initial Guarantors party thereto and the Trustee executed an indenture, dated as of February 6, 2014 (the “Base Indenture”), as amended and supplemented by (i) the first supplemental indenture, dated as of February 9, 2015 (the “First Supplemental Indenture”), by and among the Issuer, the Parent and the Trustee and (ii) the officer’s certificate dated February 6, 2014, relating to the 4.600% Notes due 2024 (the “2024 Notes”), the officer’s certificate dated June 2, 2016, relating to the 4.875% Notes due 2026 (the “2026 Notes”), the officer’s certificate dated August 11, 2017, relating to the 3.950% Notes due 2027 (the “2027 Notes”), the officer’s certificate dated October 16, 2018, relating to the 4.625% Notes due 2025 (the “2025 Notes”), the officer’s certificate dated December 4, 2019, relating to the 3.100% Notes due 2029 (the “2029 Notes”), the officer’s certificate dated June 29, 2020, relating to the 3.400% Notes due 2028 (the “January 2028 Notes”), and the officer’s certificate dated November 17, 2020 (together with the foregoing officer’s certificates, the “VEREIT Officer’s Certificates”; the Base Indenture as amended by the First Supplemental Indenture and the VEREIT Officer’s Certificates, the “Indenture”), relating to the 2.200% Notes due 2028 (the “June 2028 Notes”) and the 2.850% Notes due 2032 (the “2032 Notes” and together with the 2024 Notes, the 2026 Notes, the 2027 Notes, the 2025 Notes, the 2029 Notes, the January 2028 Notes and the June 2028 Notes, the “Notes”);

WHEREAS, the Issuer and the Parent have entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Realty Income Corporation, a Maryland corporation (“RI”), the Successor Parent, and Rams Acquisition Sub II, LLC, a wholly owned subsidiary of RI (“Merger Sub 2”), pursuant to which, among other things, (i) Merger Sub 2 will merge with and into the Issuer, with the Issuer continuing as the surviving entity (the “Partnership Merger”), and (ii) immediately thereafter, the Parent will merge with and into the Successor Parent, with the Successor Parent continuing as the surviving corporation (the “Merger” and, together with the Partnership Merger, the “Mergers”);

WHEREAS, as permitted by the terms of the Indenture, the Issuer, the Parent, the Successor Parent and Merger Sub 2, substantially simultaneously with the effectiveness of this Second Supplemental Indenture, shall consummate the Mergers;

WHEREAS, there is outstanding under the terms of the Indenture one or more series of Securities (as defined in the Indenture);

WHEREAS, Section 10.01 of the Indenture provides that the Parent or Issuer, as applicable, may consolidate with or merge with or into any other entity, provided that, among other things, the Parent or Issuer, as applicable, shall be the continuing entity or, the successor entity (if other than the Parent or the Issuer, as applicable), shall expressly assume payment of the principal of, premium, if any, and interest on each series of the Securities and the due and punctual performance and observance of all of the covenants and conditions in the Indenture;

WHEREAS, Section 9.01 of the Indenture provides that the Issuer and the Trustee may from time to time and at any time enter into an indenture supplemental to the Indenture, without the consent of the Securityholders (as defined in the Indenture), to comply with Article X of the Indenture; and

WHEREAS, except as otherwise defined herein in this Supplemental Indenture, capitalized terms used in this Supplemental Indenture have the meanings specified in the Indenture. If the definition of any of the terms defined herein differs from its respective definition set forth in the Indenture, the definition set forth in this Supplemental Indenture shall control.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and for the equal and proportionate benefit of the Securityholders, the Issuer, the Parent, the Successor Parent and the Trustee hereby agree as follows:

ARTICLE I
ASSUMPTION BY SUCCESSOR COMPANY
AND SUPPLEMENTAL PROVISIONS

Section 1.1           Assumption of Securities.

(a)	The Issuer will be the surviving entity in the Partnership Merger.

(b)	The Successor Parent is a corporation organized and existing under the laws of the State of Maryland and will be the surviving entity in the Merger.

(c)	Pursuant to, and in compliance and accordance with, Section 9.01 and Section 10.01 of the Indenture, the Successor Parent hereby expressly assumes payment of the principal of, premium, if any, and interest on each series of the Securities and the due and punctual performance and observance of all of the covenants and conditions in the Indenture.

(d)	Pursuant to, and in compliance and accordance with, Section 10.02 of the Indenture, the Successor Parent hereby shall succeed to, and be substituted for (so that from and after the date hereof, the provisions of the Indenture referring to the Parent shall refer instead to the Successor Parent and not to the Parent), and may exercise every right and power of Parent under the Indenture with the same effect as if the Successor Parent had been named as Parent in the Indenture.

ARTICLE II
MISCELLANEOUS

Section 2.1           Effect of Supplemental Indenture. Upon the later to occur of (i) the execution and delivery of this Second Supplemental Indenture by the Issuer, the Parent, the Successor Parent and the Trustee and (ii) the effective time of the Mergers, the Indenture shall be supplemented in accordance herewith, and this Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Securityholder heretofore or hereafter authenticated and delivered under the Indenture shall be bound thereby.

Section 2.2           Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all their terms shall remain in full force and effect.

Section 2.3           Indenture and Supplemental Indenture Construed Together.

(a)            This Second Supplemental Indenture is an indenture supplemental to the Indenture, and the Indenture and this Second Supplemental Indenture shall henceforth be read and construed together.

(b)              Upon the effectiveness of this Second Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Indenture, as affected, amended and supplemented hereby.

(c)               Upon the effectiveness of this Second Supplemental Indenture, each reference in the Securities to the Indenture, including each term defined by reference to the Indenture, shall mean and be a reference to the Indenture or such term, as the case may be, as affected, amended and supplemented hereby.

Section 2.4           Conflict with Trust Indenture Act. This Second Supplemental Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Second Supplemental Indenture and shall, to the extent applicable, be governed by such provisions.

Section 2.5           Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6           Benefits of Second Supplemental Indenture, etc. Nothing in this Second Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Securityholders, any benefit of any legal or equitable right, remedy or claim under the Indenture, this Second Supplemental Indenture or the Securities.

Section 2.7           Trustee’s Disclaimer.  The Trustee shall not be responsible for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

Section 2.8           Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF SAID STATE.

Section 2.9           Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Second Supplemental Indenture and of signature pages by facsimile or PDF transmission or other electronic means (including, without limitation, any .pdf file, .jpeg file, or any other electronic or image file, or any “electronic signature” as defined under the U.S. Electronic Signatures in Global and National Commerce Act or the New York Electronic Signatures and Records Act, which includes any electronic signature provided using Orbit, Adobe Sign, DocuSign, or any other similar platform identified by the Issuer and reasonably available at no undue burden or expense to the Trustee) shall constitute effective execution and delivery of this Second Supplemental Indenture as to the parties hereto and may be used in lieu of the original Second Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF or other electronic means shall be deemed to be their original signatures and shall be valid, effective and legally binding as if such electronic signatures were handwritten signatures for all purposes.

Section 2.10       Headings. The Article and Section headings in this Second Supplemental Indenture are for convenience only and shall not affect the construction of this Second Supplemental Indenture.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

THE SUCCESSOR PARENT:

Rams MD Subsidiary I, Inc.

By:	/s/ Michelle Bushore
Name: Michelle Bushore
Title: Executive Vice President, Chief Legal Officer, General Counsel and Secretary

[Signature Page to Supplemental Indenture]

THE ISSUER:

VEREIT OPERATING PARTNERSHIP, L.P.
By:	VEREIT, INC.
its sole general partner

By:	/s/ Michael J. Bartolotta
Name: Michael J. Bartolotta
Title: Executive Vice President and Chief Financial Officer

THE PARENT:
VEREIT, INC.

By:	/s/ Michael J. Bartolotta
Name: Michael J. Bartolotta
Title: Executive Vice President and Chief Financial Officer

THE TRUSTEE:
U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Karen R. Beard
Name: Karen R. Beard
Title: Vice President

[Signature Page to Supplemental Indenture]